                                               Exhibit A



                                                                                            Chiralt
                                               Chiralt             Adjustments              Pro Forma
  THREE MONTHS ENDED JUNE 30, 1997
Sales and revenues                           $     6,522                                   $     6,522
Cost of sales                                $     1,970                                   $     1,970
                                             ----------------------------------------------------------
Gross profit                                 $     4,552              $     -              $     4,552
Other expense (income):
 Selling, general and admin                  $   760,797                                   $   760,797
 Other, net                                  $         -                                   $         -
                                             ----------------------------------------------------------
                                             $   760,797              $     -              $   760,797
                                             ----------------------------------------------------------
                                             $  (756,245)             $     -              $  (756,245)
Income tax benefit                           $         -                                   $         -
                                             ==========================================================
Net loss                                     $  (756,245)             $     -              $  (756,245)
                                             ==========================================================

  YEAR ENDED DECEMBER 31, 1996
Sales and revenues                           $         -                                   $         -
Cost of sales                                $         -                                   $         -
                                             ----------------------------------------------------------
Gross profit                                 $         -              $     -              $         -
Other expense (income):
 Selling, general and admin                  $   854,559                                   $   854,559
 Other, net                                  $         -                                   $         -
                                             ----------------------------------------------------------
                                             $   854,559              $     -              $   854,559
                                             ----------------------------------------------------------
                                             $  (854,559)             $     -              $  (854,559)
Income tax expense                           $         -                                   $         -
                                             ==========================================================
Net loss                                     $  (854,559)             $     -              $  (854,559)
                                             ==========================================================

                                                Page 6